Exhibit 99.1

Kristin K. Going 212-248-3273 Direct 212-248-3141 Fax Kristin.Going@dbr.com

Law Offices

1177 Avenue of the Americas

41st Floor

New York, NY

10036-2714

212-248-3140

212-248-3141 fax

www.drinkerbiddle.com

CALIFORNIA

DELAWARE

ILLINOIS

NEW JERSEY

NEW YORK

PENNSYLVANIA

TEXAS

WASHINGTON D.C.

Established 1849

April 25, 2018

VIA ELECTRONIC COURT FILING AND E-MAIL

The Honorable Martin Glenn

United States Bankruptcy Judge

United States Bankruptcy Court

Southern District of New York

Alexander Hamilton Custom House

One Bowling Green

New York, New York 10004

Re:	In re Motors Liquidation Company, Case No. 09-50026 (MG)

Dear Judge Glenn:

I write on behalf of Wilmington Trust Company, solely in its capacity as trust administrator and trustee (the “Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”). Pursuant to this Court’s Order of March 27, 2018, we are pleased to report that today the GUC Trust executed a settlement agreement with the Ignition Switch Plaintiffs, certain Non-Ignition Switch Plaintiffs (collectively, the “Economic Loss Plaintiffs”) and certain of the Ignition Switch Pre-Closing Accident Plaintiffs. The GUC Trust, the Economic Loss Plaintiffs and the Ignition Switch Pre-Closing Accident Plaintiffs are currently working to finalize motion papers and ancillary documents necessary to seek approval of the settlement from this Court and to implement the terms of the Settlement. We anticipate filing the necessary motions on or before May 1, 2018.

We are available at the Court’s convenience should Your Honor wish to discuss this matter.

KKG/TYL	Respectfully Submitted, /S/ Kristin K. Going Kristin K. Going Drinker Biddle & Reath LLP 1177 Avenue of the Americas, 41st Floor New York, NY 10036 (212) 248-3273 Kristin.going@dbr.com